Exhibit 18 under Form N-1A
                                         Exhibit 24 under Item 601/Reg. S-K

                             POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of OLD WESTBURY FUNDS, INC. and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                    TITLE                          DATE


/s/EDWARD C. GONZALES      President and Treasurer
Edward C. Gonzales         (Chief Executive
                           Officer and Principal
                           Financial and Accounting Officer)



Howard D. Graves           Director

/s/ROBERT M. KAUFMAN       Director                  November 13, 1996
Robert M. Kaufman

John Kevin Kenny           Director


Sworn to and subscribed before me this 13th day of November, 1996

/s/MARIE M. HAMM
Marie M. Hamm

Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Assocation of Notaries